UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01        Other Events

On September 10, 2018, Bunge Limited issued a press release announcing the pricing and expiration of the cash tender offer by Bunge Limited Finance Corp. (“BLFC”), a 100%-owned finance subsidiary of Bunge Limited, for any and all of BLFC’s outstanding 8.50% Senior Notes due 2019 (the “2019 Notes”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report shall not constitute an offer to purchase or a solicitation of an offer to sell any securities and shall not constitute a notice of redemption under the indenture governing the 2019 Notes. Such notice is being made in accordance with the provisions of the indenture governing such notes.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Announcing the Results of the Pricing and Expiration of the 2019 Notes, dated September 10, 2018

EXHIBITS

Exhibit No.	Description

99.1	Press Release dated September 4, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 10, 2018

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Deputy General Counsel and Secretary